Bkr	Date

California Association of Business Brokers

Professional Service since 1987

This form has been provided by the California Association of Business Brokers for the exclusive use of its members. A list of current members is available at www.cabb.org.

Asset Purchase Agreement

INTRODUCTION: This is an offer and an agreement to buy and sell business assets, dated 4/11/2018.

1. DEFINITIONS: The following definitions and designations shall apply regardless of number or gender:

BUSINESS A division of Pro-Dex, Inc. doing business as Fineline Molds

Address 210 W. Arrow Highway, San Dimas, CA 91773

BUYER Mike Bynum or Nominee SELLER Pro-Dex, Inc.

SIGNING: Signing of this Agreement by both Buyer and Seller.

CLOSING: Transfer of ownership of business assets from Seller to Buyer.

COP: Change of possession of business assets from Seller to Buyer.

DAYS: Calendar days.

INVENTORY: Current raw material, work in process, saleable finished goods and consumable supplies valued at lower of cost or market. Work in process and finished goods shall be valued at the actual cost of material and direct labor incurred by Seller.

ASSETS: Assets of the Business include, but are not limited to, Inventory, equipment, trade fixtures, leasehold, leasehold improvements, contract rights, business records (with Seller retaining a reasonable right of inspection), software and software licenses, transferable governmental licenses and permits, other licenses, franchises, goodwill, covenant not to compete, trade secrets, patents, intellectual property, trade name, customer lists, marketing materials, telephone and fax numbers, web sites, URL's, email addresses, sales order backlog and N/A ________. Assets being sold shall not include bank accounts, deposits, cash, accounts receivable (unless specified in paragraph 4), financial records (but Buyer shall have a right to make copies prior to Closing), or the truck used by Fineline.

2. SALE OF BUSINESS ASSETS: Seller agrees to sell to Buyer and Buyer agrees to buy from Seller the Assets for the price and on the terms and conditions set forth below.

3. CONSIDERATION: The Consideration shall be $310,000 paid or credited as follows:

a. $ 10,000 as a deposit by Buyer upon signing this Agreement and included as part of the down payment. Broker is authorized to:
☒ hold deposit check uncashed until escrow instructions are signed, or
☐ deposit check into escrow trust account or broker trust account upon acceptance of offer.

b. $ 0 additional cash deposited in escrow upon signing of escrow instructions.

c. $ 20,000 additional cash deposited in escrow 0 days before Closing.

d. $ 0 additional down payment provided from third party financing as described in paragraph 5.d.

e. $ 30,000 Total down payment ☐ See attached addendum for details of the down payment.
(a + b + c +d)

f. $ 0 assumption of specified liabilities, as detailed in attached addendum. If the actual balance differs at Closing, the ☐ Seller note, or ☐ down payment, shall be adjusted accordingly.

g. $ 280,000 approximate balance of a non-negotiable Seller note payable in equal monthly installments, including 4 % per annum interest computed from COP, so as to fully amortize over 60 months (i.e., $5,156.63 per month), with payments to begin one month from COP. Note shall be secured by a security agreement on the Assets, contain a right to prepay without penalty and be assumable with Seller's consent, which shall not be unreasonably withheld. Seller note shall be subordinated to any third-party financing described in 5.d. If Buyer is a corporation or other entity, its owners shall personally guarantee this note.
☒ See attached addendum for details of the Seller note.

h. $ 310,000 Total
(e + f + g)

MB Buyer ____ Buyer RL Seller ____ Seller

4. INVENTORY AND ACCOUNTS RECEIVABLE:

☒ The Consideration shall include Inventory of $ See Addendum and collectable accounts receivable of $ See Addendum . If the actual amount of Inventory and accounts receivable at COP is less than the total of these figures, the Consideration and down payment shall be decreased accordingly, and if the actual amount is more than these figures, then the Consideration and Seller note shall be increased accordingly. If the amount has increased and there is not a Seller note, Buyer shall execute a promissory note to Seller, payable in equal monthly installments, including ______% per annum interest computed from COP, so as to fully amortize over ______ months, with payments to begin one month from COP. This note shall otherwise contain the same provisions as the note described in 3.g. above, or

☐ At Closing, the Consideration and ☐ cash down payment or ☐ Seller note, shall be increased by the cost of Inventory.

Notwithstanding the above, the Inventory shall not exceed $______ (and Buyer can reject any part of the Inventory over that amount) or be less than $______. The Inventory count shall be made on COP ☐ by Buyer and Seller, or ☐ by an independent inventory service with the fees to be divided equally between Buyer and Seller.

5. CONDITIONS: This Agreement is subject to the following conditions:

a. Buyer's due diligence:
   i. Within 10 days of Signing, Buyer shall request in writing any and all information and appointment(s) for access to inspect the premises as may reasonably be required to evaluate the Business.
   ii. Within 3 days of Buyer's request, Seller shall provide all requested information and access.
   iii. Within 3 days of Buyer's receipt, Buyer shall review and approve in writing the information requested and provided, and the condition of the Assets and premises.

b. Seller's due diligence:
   i. Within 10 days of Signing, Seller shall request in writing any and all information as may reasonably be required to evaluate Buyer's qualifications to purchase and operate the Business.
   ii. Within 3 days of Seller's request, Buyer shall provide all requested information.
   iii. Within 3 days of Seller's receipt, Seller shall review and approve in writing information requested and provided.

Should either party not approve in writing, as provided in 5.a.iii or 5.b.iii, as applicable, within ______ days from Signing, the other party may terminate this Agreement with written notice and failure to cure within 48 hours of such notice, and the Buyer's deposit will be returned less any escrow costs.

c. Lease contingency: Within 30 days from Signing or upon COP if sooner,
   ☐ Written consent of the landlord to assignment of the existing premises lease or
   ☒ The making of a new lease between the landlord and Buyer which is acceptable to Buyer.

d. Financing contingency:
   i. Buyer submitting complete loan application(s) to N/A lenders within ______ days from Signing.
   ii. Buyer receiving a commitment letter for third party financing in the amount of $______ within ______ days from Signing.
   iii. Buyer receiving funding in the amount indicated in 5.d.ii within ______ days after Signing.

   Buyer shall use its best efforts to obtain said financing and Seller shall fully and promptly comply with lender requests for information and access to the Business.

e. Licenses: Closing is contingent upon the transfer or issuance of any necessary permits and licenses.

f. Other contingencies: N/A

If Buyer is unable to satisfy conditions 5.c, 5.d, 5.e or 5.f within the specified time limits, either party may terminate this Agreement by giving written notice to the other party or his or her Broker, and the Buyer's deposit will be returned less any escrow costs.

6. ESCROW: The Consideration, closing costs and closing adjustments shall be paid through an escrow to be established with New Century Escrow, Rowland Heights, CA , the escrow holder. Upon removal of conditions 5.a, 5.b and 5.c. , Buyer and Seller agree to sign separate escrow instructions that define the duties of the parties and the escrow holder. All parties shall cooperate with the escrow holder in completing any documents and performing any acts necessary to complete the transfer of the Business Assets, including compliance with the Bulk Sale law if applicable. The Broker(s) is/are a party to the escrow as to the payment of any broker's fees and an irrevocable assignee(s) of the sale proceeds to the extent of such fees.

7. CLOSING: The estimated date for Closing is 5/15 , 20 18 . Buyer and Seller shall make their best efforts to complete Closing on or before that date. COP shall occur at Closing.

MO Buyer ______ Buyer LV Seller ______ Seller

8. PURCHASE PRICE ALLOCATION: Before Closing, Buyer and Seller shall endeavor to allocate the purchase price among the Assets purchased and submit the allocation to escrow.

9. SELLER AND BUYER DISCLOSURE STATEMENTS:
   a. ☐ Buyer has received and read the completed Seller's Disclosure Statement, or
      ☒ Seller shall provide to Buyer the completed Seller's Disclosure Statement within 3 days from Signing.
   b. ☐ Seller has received and read the completed Buyer's Disclosure Statement, or
      ☒ Buyer shall provide to Seller the completed Buyer's Disclosure Statement within 3 days from Signing.

   The parties warrant the accuracy and completeness of their respective Disclosure Statements. The parties warrant that these representations are true, shall be true as of Closing and shall survive Closing.

10. SELLER REPRESENTATIONS & WARRANTIES: Except as noted in paragraph 10.j, Seller and its owners acknowledge and represent as follows:
    a. Seller is operating the Business in compliance with all applicable laws and environmental regulations. This compliance will not be violated by this sale and the Business will pass all applicable inspections upon COP. If any inspection by a government agency is required to complete Closing, Seller shall make whatever remedies are required to satisfy said inspection, and if remedies are not complete and paid for by Closing, then sufficient monies shall be held in Escrow to pay for the completion of such remedies.
    b. There are no claims, legal proceedings or investigations pending which would affect the Business or Assets being sold.
    c. The Business is in compliance with all material contracts relevant to the ownership and operation of the Business. All such contracts have been furnished to Buyer and are complete and in effect, and there are no undisclosed amendments.
    d. All financial information and statements furnished or to be furnished to Buyer are complete, accurate, prepared in a manner consistent with prior statements and fairly present the financial condition of the Business as of the dates stated on them. Since the date of the last financial statements furnished, there have been no material adverse changes in the aggregate in the assets, liabilities, revenues, expenses or any other items shown on such statements.
    e. All accounts receivable of the Business, if included in the sale, arose from the normal course of business, none have been previously assigned and they are fully collectable.
    f. All Inventory of the Business is marketable and in good condition.
    g. All Assets currently used in the Business are owned by Seller free from liens and encumbrances, and they are in good working condition, except as otherwise noted in 10.j.
    h. Seller does not guarantee that all current employees will remain employed in the Business after Closing, but Seller has no knowledge indicating that any employee who is not an owner would leave in the event of a sale.
    i. There are no liabilities of the Business for which Buyer will be liable, except as stated herein or in a further written agreement of the parties. Seller will honor and discharge when due, all excluded liabilities.
    j. Exceptions.________________________________

    Seller warrants that these representations are true, shall be true as of Closing and shall survive Closing. Prompt notice will be given to Buyer of any event which materially alters the accuracy of the above Seller Representations & Warranties or the Seller's Disclosure Statement. Seller shall indemnify and hold Buyer and Broker harmless from any damage resulting from their falsity.

11. CONTINUITY: Pending Closing, Seller shall continue to operate the Business in the usual way, protect and preserve its Assets and goodwill, maintain the equipment in good working order, maintain good relations with suppliers, customers and employees and allow Buyer to make reasonable inspections.

12. PRORATIONS, CREDITS, TAXES and EXPENSES:
    a. Except as otherwise noted in this Agreement, each party shall pay when due all operating costs and taxes incurred while that party is in possession and hold the other party harmless therefrom.
    b. Seller shall pay all wages, salaries and benefits, including without limitation, vacation, sick leave and other paid time off, payable to its employees prior to COP.
    c. Prorations: Utilities, personal property taxes, other taxes, insurances, rents, and other prepaid and accrued expenses of the Business transferred to Buyer shall be prorated to COP.
    d. Credits: Buyer shall credit Seller at Closing for lease deposits and other deposits transferred to Buyer, and Seller shall credit Buyer at Closing for customer deposits, unredeemed gift certificates and warranty claims assumed by Buyer.
    e. Buyer shall pay any transfer or issue fees for permits and licenses required.
    f. Franchise transfer fee, if applicable, shall be paid by N/A, and training fee, if applicable, by N/A.

MB ______ Buyer ______ Buyer ______ RL ______ Seller ______ Seller

g. Each party shall pay its own accountants, attorneys and other advisors.

h. Buyer shall pay at Closing any sales taxes assessed on the sale of the Business Assets.

i. Seller shall obtain and pay for any smog certificates needed and Buyer shall pay DMV fees assessed on registered vehicles included in the sale.

j. Buyer and Seller shall pay equally all escrow fees and costs and other transfer costs except None ______________.

k. Warranty obligations on products/services sold prior to COP, if applicable, shall be governed by the attached addendum. In the absence of a signed addendum, there is no warranty reimbursement by Seller.

l. After COP, Buyer shall remit to Seller upon receipt any refund of overpayments of worker's compensation premiums, taxes, trade payables or the like which relate to the period prior to COP.

m. Seller shall defend and indemnify Buyer from any liability to the California Employment Development Department, the California Franchise Tax Board or the California State Board of Equalization arising from the operation of the Business until COP. Prior to the receipt by the escrow holder of releases of transferee liability from these agencies, the Buyer shall be protected from the possible imposition of transferee liability by a reserve set by the taxing agencies or approved by the Buyer and retained in escrow until such releases are obtained.

13. MATERIAL CONTRACTS: Seller shall transfer to Buyer the following contracts used in the operation of the Business, and the Buyer shall assume obligation for them:

- ☐ Advertising contracts, including yellow pages
- ☒ Alarm system agreements
- ☐ Copier agreements
- ☒ Telephone agreements
- ☒ Other equipment leases
- ☒ Other equipment service agreements
- ☒ Software maintenance agreements
- ☐ Vehicle agreements
- ☒ Web site agreements
- ☐ ______________
- ☐ ______________
- ☐ ______________
- ☐ ______________
- ☐ ______________

14. BROKER: Buyer acknowledges that Broker has furnished to Buyer financial and other information obtained from Seller and other sources, the accuracy and completeness of which have not been verified by Broker, and that Buyer is relying solely on his own inspection of the Business, its Assets, financial statements, business records, contracts, any assumed liabilities, operational history, future profitability and the representations by the Seller, and not on any representations of the Broker. Seller acknowledges that he is relying solely on his own investigation of the Buyer's creditworthiness and ability to complete this transaction and to successfully operate the Business, and not on any representations of the Broker. Should any such representations of Seller or Buyer be untrue, Buyer and Seller agree to look solely to each other for relief and shall release, hold harmless, indemnify and defend the Broker from any such claims. Buyer and Seller acknowledge and agree that Broker may receive a referral fee from an institutional lender.

15. AGENCY RELATIONSHIP CONFIRMATION: The following agency relationships are hereby confirmed for this transaction, and supersede any prior agency relationships:

BUYER'S BROKER None	SELLER'S BROKER Venture Investors Business Group, Inc.
Agent for ☐ Buyer only or ☐ both Buyer and Seller	Agent for ☒ Seller only or ☐ both Buyer and Seller
Phone ______ Fax ______	Phone 626.262.4425 Fax ______
Email ______ CalBRE # ______	Email rschammel@ventureibg.com CalBRE # 01475567
Broker's Agent ______	Broker's Agent Rich Schammel

16. TRAINING: Seller and N/A, individually, shall train Buyer in the operation of the Business for a period of N/A consecutive weeks from COP, for N/A hours per week, without additional cost to Buyer.

17. COVENANT NOT TO COMPETE: Seller and ______________, individually, shall not directly or indirectly carry on a similar business ☐ within a radius of 100 miles of the present location of the Business, or ☐ within ______________, attempt to hire any existing employees of the Business, solicit any customers of the Business or assist anyone else except the Buyer to do so within these limits, or have any interest, directly or indirectly, in such business, except as an employee of the Buyer, for a period of 3 consecutive years from COP. This covenant shall become an asset of the Business and may be transferred as part of any future transfer of the Business.

18. MEDIATION OF DISPUTES: Except as reasonably necessary for a party to seek equitable relief from a Court, such as an injunction or other expedited relief (writ of attachment, specific performance, appointment of a receiver or similar remedies), as a condition precedent to initiation of any legal action or arbitration proceeding by either party, Buyer and Seller shall mediate any dispute or claim between them arising out of this Agreement or any resulting relationship or transaction between such parties. Either party may demand mediation by notice to the other party, which notice shall state the nature

MB ______ RV ______
Buyer Buyer Seller Seller

of the dispute to be resolved. From the date such notice is given, the parties shall agree upon a mediator not later than the tenth business day thereafter. If the parties cannot agree upon a mediator, the matter shall be submitted to the American Arbitration Association ("AAA") for appointment of a mediator and to conduct the mediation. Mediation shall occur in the county in which the Seller's Broker's office is located. The parties shall have 45 days from the selection of the mediator to commence the first mediation session. The parties shall share all mediation costs equally. The parties agree that any mediated settlement agreement may be converted to an arbitration award or judgment (or both) and enforced according to the governing rules of civil procedure. Should either party fail to participate timely and in good faith in the selection process for the mediator, or in the mediation process, such party will be deemed to have refused mediation, and that party shall not be entitled to attorney fees that might be otherwise available to it in any subsequent court action or arbitration.

19. BROKER FEE: The Broker(s) identified in paragraph 15 has/have acted as the only Broker(s) for this sale and earned a broker fee for services as follows:

☐ ________ percent of the Consideration to ____________________, Broker, and

☐ ________ percent of the Consideration to ____________________, Broker, or

☒ As per representation agreement between Seller and Seller's Broker.

☐ As per agreement between Buyer and Buyer's Broker.

Broker's fee shall be payable (a) at Closing, or (b) by Seller, if Closing is prevented by default of Seller, upon Seller's default, with the deposit returned to Buyer.

20. LIQUIDATED DAMAGES: **If Buyer fails to complete this purchase because of Buyer's default, Buyer shall relinquish and Seller shall retain, as liquidated damages, the entire sum of deposits paid under 3.a and 3.b, payable first to the Broker Fees and any remaining amount released to Seller. Buyer and Seller agree that this amount is a reasonable sum given that it is impractical or extremely difficult to establish the amount of damages that would actually be suffered by Seller in the event Buyer were to default under this Agreement. In any action, proceeding or arbitration relating to the payment of such a fee, the prevailing party shall be entitled to reasonable attorney's fees and costs.**

Buyer Initials: MB / ______ Seller Initials: ______ / ______

21. SUMMARY: The entire agreement of the parties relating to the sale of the Business is set forth in this Agreement and can only be modified in writing signed by the parties. There are no other representations, agreements, arrangements or understandings, either oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein. This Agreement shall bind and benefit the parties and their legal successors and shall supersede any prior written or oral agreements. Buyer may not assign any rights under this Agreement without prior consent of Seller, except to an entity owned and controlled by the Buyer. Any unauthorized assignment will be void and unenforceable. Any assignment shall not relieve Buyer of Buyer's obligations pursuant to this Agreement. This Agreement may be signed in counterparts and faxed and electronic signatures may be considered as originals. Captions in this Agreement are for convenience only and shall not be considered in construing its meaning. This Agreement shall be governed by the laws of the State of California. In any action, proceeding or arbitration between Buyer and Seller arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs, except as provided in paragraph 18. Venue shall be the county in which the Seller's Broker's office is located.

22. NOTICES: All notices or approvals required or permitted by this Agreement shall be in writing and shall be addressed to the parties at the respective addresses set forth below. Notice shall be sufficiently given for all purposes when: (a) personally delivered to the recipient; (b) delivered by an overnight delivery service, charges prepaid or charged to the sender's account; or (c) delivered by verifiable electronic transmission. Any party or Broker may change its address by giving written notice of the change to the other parties and Brokers in accordance with the provisions of this paragraph.

23. ACKNOWLEDGMENT AND PERSONAL GUARANTEE: By signing below, Buyer and Seller each acknowledge that they have carefully read and fully understand this Agreement and have received a copy of it. The undersigned warrant that their signatures are legally sufficient to bind the Buyer and Seller. If the Buyer and/or Seller is a corporation or other entity, the undersigned personally guarantee the performance of this Agreement and any other agreements necessary to complete the purchase.

24. ACCEPTANCE: This offer shall expire unless it is accepted in writing by Seller and that acceptance is delivered to Buyer or Buyer's agent by ________ ☐ a.m. ☐ p.m. on ____________________, 20____. Any later acceptance shall constitute a counteroffer. Any offer can be withdrawn or revoked before acceptance is delivered to Buyer or Buyer's agent. The undersigned Seller accepts and agrees to sell the Business on the above terms and conditions.

MB ______ RV ______
Buyer Buyer Seller Seller

Business A division of Pro-Dex, Inc. doing business as Fir Buyer Mike Bynum or Nominee Date 4/11/2018

THE CALIFORNIA ASSOCIATION OF BUSINESS BROKERS MAKES NO REPRESENTATION AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION OF THIS FORM IN ANY SPECIFIC TRANSACTION. A BUSINESS BROKER IS NOT LICENSED OR QUALIFIED TO PROVIDE LEGAL, ACCOUNTING OR TAX ADVICE. SELLER AND BUYER ARE ADVISED TO CONSULT WITH INDEPENDENT ATTORNEYS, ACCOUNTANTS AND OTHER COMPETENT PROFESSIONALS WHEN ENTERING INTO AND COMPLETING THE TRANSACTION.

☒ Subject to attached addendum

☐ Subject to attached counteroffer

BUYER

Mike Bynum
Print Name

[signature] 4/11/18
Signature Date

Print Name

Signature Date

Corporation (or other entity)

by:
Print Name and Title Date

Address

City, State Zip

Signature of Broker's Agent (for Buyer) Date

SELLER

Rick Van Kirk
Print Name

[signature] 4/11/18
Signature Date

Print Name

Signature Date

Corporation (or other entity)

by:
Print Name and Title Date

Address

City, State Zip

Signature of Broker's Agent (for Seller) Date

LIST OF ATTACHMENTS

- ☒ Equipment List
- ☐ Seller's Disclosure Statement
- ☐ Buyer's Disclosure Statement
- ☐ Agency Disclosure
- ☐
- ☐
- ☐
- ☐

FINELINE EQUIPMENT LIST

1 Bridgeport Mill Machine	1992
2 Torit Dust Collector	1992
1 Surburban Sine Plates	1992
1 Okamoto Grinder	1992
1 Kaeser Air Compressor SM 10T	2006
1 Surban Mag Chuck	1992
1 Graymills Solvent Tank	1992
1 Toshiba phone system	1992
1 Moriseiki Lathe	1992
1 Shop Vac	1992
1 Budgit Hoist	1992
2 Sam Inc. Die Cart	1992
1 EDM Drill T300	1992
1 J&L Optical Comparator	1993
1 3 D Radius to cut	1993
1 Mat Toolmaker Scope	1993
1 Unitron Microscope	1993
1 Fadal CNC Machine	1993
1 A&B Fixture Grinder	1993
1 AGIE elox edm machine	1993
1 Acer-Supra Surface grinder	1993
1 Brown-Sharp Heightmaster	1993
1 Nissan 40 Forklift	1993
1 HP Laser Printer	1994
1 Mitutoyo Digital Readout surface grinder	1994
2 Surban Sine plates	1994-1995
1 Mitutoyo micrometer heads	1995
1 Rutland Demagnetizer	1994
1 Pacific Controls EDM machine	1995
1 Sharp variable speed milling machine	1995
1 Mitsu bench grinder	1995
1 SG system surfcam software	1995
1 Mitsubishi CNC EDM	1996
2 Magnetic chuck (Gromax/Pacific Controls)	1997
1 Big Joe lift truck	1998
1 Mitsubishi Grinder	1998
1 Genspark America 50P EDM machine	1999
1 PM4x4FP Magnetic sine plate	1999
1 Bostomatic 12g CNC Mill	2001
1 HAAS mill	2001
1 Sodick MC650L Mill	2006
1 Sodick wire AQ327 L machine	2006
1 iPF760 printer/plotter	2011
1 HP Laser Jet M4345	
7 Computer stations	

4/2/2018

California Association of Business Brokers
Professional Service since 1987

This form has been provided by the California Association of Business Brokers for the exclusive use of its members. A list of current members is available at www.cabb.org.

Bkr	Date

Amendment/Addendum to Purchase Agreement # 1

The Purchase Agreement dated 4/11/2018 between Pro-Dex, Inc.

(Seller) and Mike Bynum or Assignee (Buyer) on the Business known as

a Division of Pro-Dex, Inc. doing business as Fineline Molds,

located at 210 W. Arrow Highway, San Dimas, CA 91773,

is hereby modified as follows:

1. Buyer to execute a Note in the principle amount of $280,000 bearing interest at an annual rate of 4%, secured by all of the purchased assets, to be fully amortized in 60 monthly payments in the amount of $5,156.63 each. Payments to begin in the 9th month following close of the transaction.

2. Seller holds deposits paid by clients for projects not yet completed, as well as inventory related thereto. Upon mutual agreement the amount of deposit and inventory held is to be apportioned between Buyer and Seller based upon an analysis of the amount of expenses incurred prior to close, the projected cost to complete the project and an allocation of profit, if any, related thereto. Such net amount to be credited to buyer or seller at the close of escrow. Additionally, seller has begun projects for clients with no deposits. In those cases, upon mutual agreement the amount ultimately paid to Buyer will be apportioned to the Buyer and Seller based upon an analysis of the amount of expenses (including inventory) incurred or purchased prior to close, the projected cost to complete and an allocation of profit, if any, related thereto. Such amount to be credited to seller as amounts are paid by the client.
All costs per job are to be reported to Pro-Dex in a manner consistent with our previous reporting such that one can readily trace the labor, outside services, etc. for each job.

3. The assets being sold specifically include the trade name: Fineline Molds

4. The Buyer will obtain a new lease from the landlord at close, and have no responsibility for any amounts due under the existing lease

5. Paragraph 21. The last sentence shall be modified as follows: Venue shall be in the county in which the business is located.

6. Paragraph 23. The words "Personal Guarantee" shall be eliminated from the paragraph title. The last sentence of this paragraph: "If the Buyer and/or Seller is a corporation or other entity, the undersigned personally guarantee the performance of this Agreement and any other agreements necessary to complete the purchase" shall be eliminated in its entirety.

Accepted
[signature]
4/11/18

All other terms and conditions of the Purchase Agreement remain the same. The undersigned acknowledge having received, read and understood a fully completed copy of this Agreement.

BUYER		SELLER	
Mike Bynum		Rick Van Kirk	
Print Name		Print Name	
[signature]	4/11/18	[signature]	4/11/18
Signature	Date	Signature	Date
Corporation (or other entity)		Corporation (or other entity)	
by: Print Name and Title		by: Print Name and Title	
Signature	Date	Signature	Date